STATE OF NEW JERSEY
DEPARTMENT OF THE TREASURY
FILING CERTIFICATE (CERTIFIED COPY)

Corporation Name:	WELD CORPORATION
Business Id:	0100721128
Certificate Number:	6000040158

I, THE TREASURER OF THE STATE OF NEW JERSEY, DO HEREBY CERTIFY, THAT THE ABOVE NAMED BUSINESS DID FILE AND RECORD IN THIS DEPARTMENT A CHANGE OF AGENT AND OFFICE ON October 7, 1998 AND THAT THE ATTACHED IS A TRUE COPY OF THIS DOCUMENT AS THE SAME IS TAKEN FROM AND COMPARED WITH THE ORIGINAL(S) FILED IN THIS OFFICE AND NOW REMAINING ON FILE AND OF RECORD.

IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET MY HAND AND AFFIXED MY OFFICIAL SEAL AT TRENTON, THIS March 10, 2015 A.D.

Andrew P Sidamon - Eristoff
State Treasurer

VERIFY THIS CERTIFICATE ONLINE AT

https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

NJ DIVISION OF COMMERCIAL RECORDING

PAID

AGENT CERTIFICATE OF CHANGE
REGISTERED NAME OR ADDRESS, OR BOTH

This form may be used by domestic and foreign, profit and non-profit corporations and limited partnerships to change an agent name or address or both. If a P.O. box is used for registered address, the street address must be included. **Return this form with a $10 check made out to the Secretary of State.** Write the corporate/limited partnership number on the top left of your check.

CORPORATION/LIMITED PARTNERSHIP NAME AND NUMBER

WELD CORPORATION 0100-7211-28

STATE OF ORIGINAL FILING

NJ

IMPORTANT-INCLUDE INFORMATION ON BOTH THE PRIOR & NEW AGENT

PRIOR AGENT NAME: DARYL BROSMAN 98185584

PRIOR AGENT ADDRESS: END OF BOWMAN AVENUE

STREET | CITY | STATE | ZIP

NEW AGENT NAME: DARYL A. BROSNAN

NEW AGENT ADDRESS: 1201 BOWMAN AVENUE
P.O. BOX 526
FARMINGDALE N.J. 07727

STREET | CITY | STATE | ZIP

The corporation states that the address of its new registered office and the address of its new registered agent are identical. Further, the changes designated on this form were authorized by resolution duly adopted by its board of directors or members.

AUTHORIZED SIGNATURE & TITLE [signature] DATE 9/10/98

CHAIRMAN OF BOARD, PRES., V.P., REG. AGT. OR GEN. PARTNER

Change form must be signed with title and date provided.

MARK TYPE OF CHANGE

- ☐ 1. Change of Agent Name
- ☐ 2. Change of Agent Address
- ☒ 3. Change of Both (CORRECTION)

MAIL TO: State of New Jersey
Division of Commercial Recording
P.O. Box 10246
Newark, N.J. 07193-0246

REMIT $10.00

FOR OFFICIAL USE ONLY

IMPORTANT NOTICE

Failure to notify the Secretary of State of a change in the registered agent name or registered office address will result in the penalty set forth by law.

STATE OF NEW JERSEY
DEPARTMENT OF THE TREASURY
FILING CERTIFICATE (CERTIFIED COPY)

Corporation Name: WELD CORPORATION
Business Id: 0100721128
Certificate Number: 6000040159

I, THE TREASURER OF THE STATE OF NEW JERSEY, DO HEREBY CERTIFY, THAT THE ABOVE NAMED BUSINESS DID FILE AND RECORD IN THIS DEPARTMENT A CHANGE OF AGENT AND OFFICE ON June 19, 2014 AND THAT THE ATTACHED IS A TRUE COPY OF THIS DOCUMENT AS THE SAME IS TAKEN FROM AND COMPARED WITH THE ORIGINAL(S) FILED IN THIS OFFICE AND NOW REMAINING ON FILE AND OF RECORD.

IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET MY HAND AND AFFIXED MY OFFICIAL SEAL AT TRENTON, THIS March 10, 2015 A.D.

THE GREAT SEAL OF THE STATE OF NEW JERSEY

Andrew P Sidamon - Eristoff
State Treasurer

VERIFY THIS CERTIFICATE ONLINE AT

https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

CAO

FILED
JUN 19 2014
STATE TREASURER

C-104G Rev. 7/1/02

New Jersey Division of Revenue

CERTIFICATE of CHANGE of REGISTERED OFFICE &/or REGISTERED AGENT

(For Use by Domestic and Foreign, Profit and Non-profit Corporations)

0100721128

CORPORATION NAME: Weld Corporation 0100721128

STATE OF ORIGINAL INCORPORATION: NJ

IMPORTANT - INCLUDE INFORMATION ON BOTH THE PRIOR AND NEW AGENT

PRIOR AGENT			NEW AGENT		
PRIOR AGENT NAME: Daryl Brosnan			NEW AGENT NAME: The Corporation Trust Company		
PRIOR AGENT STREET ADDRESS: PO Box 526 Bowman Avenue			NEW AGENT STREET ADDRESS: 820 Bear Tavern Road		
CITY	STATE	ZIP	CITY	STATE	ZIP
Farmingdale	NJ	07727	West Trenton	NJ	08628

The corporation states that the address of its new registered office and the address of its new registered agent are identical. Further, the changes designated on this form were authorized by resolution duly adopted by its board of directors or members.

By (Signature of Officer) R. Patrick Murray, II Title SVP & CFO (Type)

Date: 6-12-14

NOTE - This form must be executed by the chairman of the board, the president, or the vice president of the corporation.

FEES: Change of Agent Name-$25.00
Change of Agent Address-$25.00
Change of Both-$25.00

MAIL TO: NJ Division of Revenue
PO Box 308
Trenton, NJ 08646

Make checks payable to: TREASURER, STATE of NEW JERSEY (NO CASH PLEASE)

2671304
U 7C U220

STATE OF NEW JERSEY
DEPARTMENT OF THE TREASURY
FILING CERTIFICATE (CERTIFIED COPY)

Corporation Name:	WELD CORPORATION
Business Id:	0100721128
Certificate Number:	6000040160

I, THE TREASURER OF THE STATE OF NEW JERSEY, DO HEREBY CERTIFY, THAT THE ABOVE NAMED BUSINESS DID FILE AND RECORD IN THIS DEPARTMENT AN ORIGINAL CERTIFICATE ON October 1, 1997 AND THAT THE ATTACHED IS A TRUE COPY OF THIS DOCUMENT AS THE SAME IS TAKEN FROM AND COMPARED WITH THE ORIGINAL(S) FILED IN THIS OFFICE AND NOW REMAINING ON FILE AND OF RECORD.

IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET MY HAND AND AFFIXED MY OFFICIAL SEAL AT TRENTON, THIS March 10, 2015 A.D.

Andrew P Sidamon - Eristoff
State Treasurer

VERIFY THIS CERTIFICATE ONLINE AT

https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

110.00

DP

C-100 Rev. 7/92

FILED

OCT 1 1997

~~LONNA R. HOOKS~~
Secretary of State

New Jersey Department of State
Division of Commercial Recording
Certificate of Incorporation, Profit

(Title 14A:2-7 New Jersey Business Corporation Act
For Use by Domestic Profit Corporations)

This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

1. Name of Corporation: WELD CORPORATION
2. The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1-1 et seq:

3. Registered Agent: Daryl Brosman
4. Registered Office: P.O. Box 526, End of Bowman Avenue, Farmingdale, NJ 07727

5. The aggregate number of shares which the corporation shall have authority to issue is: 2,500

6. If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations. Common Stock

7. If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

8. The first Board of Directors shall consist of two. Directors (minimum of one).

Name	Street Address	City	State	Zip
Daryl Brosman	P.O. Box 526	Farmingdale	NJ	07727
Linda Kiefer	P.O. Box 526	Farmingdale	NJ	07727

9. Name and Address of Incorporator(s):

Name	Street Address	City	State	Zip
Frances J. Conde	49 Stevenson Street	San Francisco	CA	94105

10. The duration of the corporation is: Perpetual
11. Other provisions: See attached

0100721128

312631
582097

12. Effective Date (Not to exceed 90 days from date of filing): "

In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 29th day of September 1997.

Signature: Frances J. Conde Signature: ____________

Signature: ____________ Signature: ____________

Attachment to Certificate of Incorporation of WELD CORPORATION

A. Indemnification of Corporate Agents. Each director, officer, agent and employee of the Corporation (a "Corporate Agent"), shall be indemnified by the Corporation to the fullest extent permitted by law, against the actual amount of net losses or damages, including counsel fees and disbursements, reasonably incurred by or imposed upon his or her in connection with any claim, action, suit or proceeding to which he or she may be a party by reason of his or her being or having been a Corporate Agent. The indemnification provided herein shall be subject to such conditions, limitations and restrictions as may be imposed thereon by law from time to time, and shall be in addition to and not in restriction or limitation of, any privilege or power which the Corporation may otherwise have with respect to the indemnification or reimbursement of Corporate Agents for such expenses.

B. No Personal Liability. No director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for the breach of any duty owed to the Corporation or to its shareholders, except that a director shall not be relieved from personal liability for any breach of duty owed to the Corporation or its shareholders which is based upon an act or omission (a) in breach of such director's or officer's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in the receipt by such director or officer of an improper personal profit.